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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 22, 1999




                    NATIONAL BANCSHARES CORPORATION OF TEXAS


         Texas                   1-13472                         74-1692337
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification Number)


               12400 HIGHWAY 281 NORTH, SAN ANTONIO, TEXAS 78216
                    (Address of principal executive offices)
                        Telephone number: (210) 403-4200



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         In October 1998, the Audit Committee of the Board of Directors of the Company authorized the engagement of KPMG, LLP ("KPMG") as the Company's auditor for the 1999 fiscal year. This decision to change accountants was prompted by the ability of KPMG to provide audit services for a recently formed subsidiary of the Company which was established for the purpose of becoming approved as a securities broker dealer. The Audit Committee believed that it would be more efficient to have one firm of independent public accountants provide audit services for the Company and its subsidiaries, rather than have two firms of independent public accountants. The Audit Committee determined that Padgett, Stratemann & Co. LLP ("Padgett"), who have served as the Company's independent accountants since 1992, would continue to serve until completion of the audit for the year ended December 31, 1998.

         KPMG entered into an engagement letter with the Company on April 22, 1999 and concurrently with that engagement, the Company, at the direction of the Audit Committee, "dismissed" Padgett as its auditor within the meaning of
Item 304(a)(1)(i) of Regulation S-K of the Securities and Exchange Commission.

Item 4.       Changes In Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) On April 22,1999, the Company dismissed Padgett, Stratemann & Co., LLP ("Padgett") which served as the Company's independent accountants since 1992, and engaged KPMG, LLP ("KPMG") as its new independent accountants for the 1999 fiscal year.

     (ii) The reports of Padgett on the financial statements for the past two fiscal years of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Audit Committee of the Company's Board of Directors participated in and approved the decision to change independent accountants.

     (iv) In connection with its audit for the two most recent fiscal years and through April 22, 1999, there were no disagreements with Padgett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Padgett would have caused Padgett to make reference thereto in their report on the financial statements for such years. However, as noted in
Item 5 below, the Company has determined to restate its financial statements for 1996, 1997 and 1998 because of an error in the application of an accounting principle related to the reporting of income taxes. Padgett has concurred in the conclusion that there was an error in the prior financial statements regarding this issue.

     (v) During the two most recent fiscal years and through April 22, 1999, there were no reportable events as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.



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     (vi) The Company has requested that Padgett furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 22, 1999, is filed as Exhibit 16 of this Form 8-K.

     (b) New independent accountants

     As stated above, the Company engaged KPMG as its new independent accountants as of April 22, 1999. Such engagement was authorized by the Audit Committee of the Company's Board of Directors on October 15, 1998; however, KPMG recently completed its pre-engagement due diligence and, in connection with such process, made inquiry regarding the issue which has now resulted in the restatement of earnings. During the two most recent fiscal years and through April 22, 1999, the Company has not consulted with KPMG regarding either:

     (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the registrant nor oral advice was provided that KPMG concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

     (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.

ITEM 5 OTHER EVENTS

         On April 14, 1999, the Company determined to restate its financial statements for 1996, 1997, and 1998 based on its conclusion that it had erroneously applied Statement of Financial Accounting Standards No. 109, and Statement of Position 90-7, as they relate to the reporting of income taxes. The Company is in the process of amending its Annual Report on Form 10-K, which will contain the audited restated financial statements, and expects to file the amended Form 10-K promptly. In connection with the decision to restate its financial statements, on April 22, 1999, the Company issued the press release filed as Exhibit 99 to this Current Report on Form 8-K. The Company's decision to restate its financial statements is unrelated to its decision to dismiss Padgett as its auditor and to retain KPMG to serve as its independent public accountant for the 1999 fiscal year.



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ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description

16 Letter from Padgett, Stratemann & Co., LLP regarding change in certifying accountant.

99 Press Release: National Bancshares Corporation of Texas (NBT: AMEX) to report earnings net of tax benefits Dated April 23, 1999


SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    National Bancshares Corporation of Texas


                    /s/ Anne Renfroe
                    -----------------------------------------
                    Anne R. Renfroe
                    Chief Financial Officer and Chief Accounting Officer

Date:  April 23, 1999



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                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

16 Letter from Padgett, Stratemann & Co., LLP regarding change in certifying accountant.

99                  Press Release: National Bancshares Corporation of Texas
                    (NBT: AMEX) to report earnings net of tax benefits
                    Dated April 23, 1999